Exhibit 5.1

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036.7703 USA

P. 212.880.6000 | F. 212.682.0200

79 Wellington St. W., 30th Floor

Box 270, TD South Tower

Toronto, Ontario M5K 1N2 Canada

P. 416.865.0040 | F. 416.865.7380

www.torys.com

September 17, 2026

Thomson Reuters Corporation

19 Duncan Street

Toronto, Ontario

M5H 3H1, Canada

TR Finance LLC

2900 Ames Crossing Road, Suite 100

Eagan, Minnesota 55121 USA

Thomson Reuters Applications Inc.

2900 Ames Crossing Road, Suite 100

Eagan, Minnesota 55121 USA

Thomson Reuters (Tax & Accounting) Inc.

6160 Warren Parkway, Suite 700

Frisco, Texas 75034 USA

West Publishing Corporation

2900 Ames Crossing Road, Suite 100

Eagan, Minnesota 55121 USA

RE: Registration Statement on Form F-10 and Form F-3

Ladies and Gentlemen:

We have acted as Ontario and New York counsel for TR Finance LLC, a Delaware limited liability company (“TR Finance”), Thomson Reuters Corporation, a corporation organized under the laws of Ontario, Canada (“TRC”), and each of Thomson Reuters Applications Inc., a corporation organized under the laws of Delaware (“TR Applications”), Thomson Reuters (Tax & Accounting) Inc., a corporation organized under the laws of Texas (“TR T&A”) and West Publishing Corporation, a corporation organized under the laws of Minnesota (“West Publishing”, and together with TR Applications and TR T&A, the “Subsidiary Guarantors” and together with TRC, the “Guarantors”) in connection with the offering by TR Finance of US$800,000,000 aggregate principal amount of its 5.100% notes due 2028 and US$500,000,000 aggregate principal amount of its 5.750% notes due 2033 (collectively, the “Notes”), fully and unconditionally guaranteed by TRC and also guaranteed by the Subsidiary Guarantors (the “Guarantees” and together with the Notes, the “Securities”), pursuant to a prospectus supplement, dated as of September 10, 2026 (the “Prospectus Supplement”) filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”) to the joint registration statement on Form F-10 and Form F-3 (File Nos. 333-285907 and 333-285927) (as amended, the “Registration Statement”). The Securities are to be sold pursuant to the underwriting agreement, dated as of September 10, 2026 (the “Underwriting Agreement”) among TR Finance, the Guarantors and the representatives of the underwriters named therein (the “Underwriters”), and issued pursuant to the indenture (the “Base Indenture”) dated as of March 20, 2025, among TR Finance, the Guarantors, and Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas (together, the “Trustees”), and the Sixth Supplemental Indenture thereto, dated as of September 17, 2026 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among TR Finance, the Guarantors and the Trustees.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete; (ii) all documents submitted to us as copies conform to authentic, complete originals; (iii) all signatures on all documents that we reviewed are genuine; (iv) all natural persons executing documents had and have the legal capacity to do so; (v) all statements in certificates of public officials and directors or managers, as the case may be, and officers of TR Finance and the Guarantors that we reviewed were and are accurate; (vi) all representations made by TR Finance and the Guarantors as to matters of fact in the documents that we reviewed were and are accurate; (vii) the Base Indenture and the Supplemental Indenture have each been duly authorized, executed and delivered by each of the parties thereto (other than TRC, TR Finance and TR Applications); and (viii) entry into the Indenture is within the corporate (or equivalent) powers, and does not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents, of each of the parties thereto (other than TRC, TR Finance and TR Applications). We have also assumed that each of TR T&A and West Publishing is validly existing under the laws of Texas and Minnesota, respectively.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Notes will constitute valid and binding obligations of TR Finance, and the Guarantees thereof will constitute valid and binding obligations of the Guarantors, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, or any provisions for indemnity or contribution or other provisions that may be limited by public policy considerations; (y) the effect of any fraudulent conveyance, fraudulent transfer or similar provisions of applicable law on the conclusions expressed above; or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of the Securities, (i) the effectiveness of the Registration Statement has not been terminated or rescinded; (ii) all corporate or other action required to be taken by TR Finance and the Guarantors to duly authorize the issuance of the Notes and the Guarantees shall remain in full force and effect; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Indenture or the Securities. We have also assumed that the execution, delivery and performance by TR Finance and the Guarantors of the Notes or Guarantees, as applicable, (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon TR Finance and the Guarantors.

We are qualified to practice law in the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Ontario (and the federal laws of Canada applicable therein), (b) the laws of the State of New York, (c) the Limited Liability Company Act of the State of Delaware (the “DLLCA”) and (d) the General Corporation Law of the State of Delaware (the “DGCL”), in each case, in force at the date of this opinion letter. Notwithstanding the foregoing and our opinion above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indenture or the issuance and sale of the Securities. All opinions expressed in this letter concerning the laws of the Province of Ontario (and the federal laws of Canada applicable therein) have been given by members of the Law Society of Ontario and all opinions expressed in this letter concerning the laws of the State of New York, the DLLCA and the DGCL have been given by members of the Bar of the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to a report on Form 6-K to be furnished by TRC on the date hereof and its incorporation by reference into the Registration Statement referred to above and further consent to the reference to our name under the captions “Legal Matters” and “Certain Canadian Federal Income Tax Considerations” in the Prospectus Supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP